UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2021
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 30, 2021, Trinity Rail Leasing 2021 LLC, a Delaware limited liability company (“TRL-2021”) and a limited purpose, indirect wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”), owned by the Company through the Company's direct wholly-owned subsidiary Trinity Industries Leasing Company (“TILC”), issued (i) an aggregate principal amount of $305,200,000 of TRL-2021’s Series 2021-1 Class A Green Secured Railcar Equipment Notes (the “Class A Notes”) and (ii) an aggregate principal amount of $19,800,000 of TRL-2021’s Series 2021-1 Class B Green Secured Railcar Equipment Notes (the “Class B Notes”) (the Class A Notes and the Class B Notes are, collectively, the “Notes”). The Notes were issued pursuant to a Master Indenture, dated June 30, 2021 (the “Indenture”) between TRL-2021 and U.S. Bank National Association, as indenture trustee, as supplemented by a Series 2021-1 Supplement dated June 30, 2021. The Notes bear interest at fixed rates as follows: (i) the Class A Notes at 2.26% and (ii) the Class B Notes at 3.08%. The Notes are payable monthly, and have a stated final maturity date of July 19, 2051.
The Notes are obligations of TRL-2021 only. The Notes are secured by a portfolio of railcars and operating leases thereon acquired and owned by TRL-2021 (the “Railcar Portfolio”) and other assets of TRL-2021. The Notes were offered and sold in a private placement solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons who are not U.S. persons in offers and sales that occur outside the United States in reliance on Regulation S under the Securities Act, pursuant to a note purchase agreement as described in the Company's Form 8-K filed June 23, 2021.
While the stated final maturity of the Notes is July 19, 2051, cash flow from TRL-2021's assets will be applied, pursuant to the payment priorities of the Indenture, so as to amortize the Notes to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. In addition, the Notes may be subject to acceleration upon the occurrence of certain events of default under the Indenture, including a failure to pay interest on the Notes, and a failure of the Notes to amortize to the extent that, over time, the outstanding principal balance of the Notes was to eventually exceed the sum of the depreciated value of the Railcar Portfolio and the amounts on deposit in certain accounts of TRL-2021. The decision whether to accelerate or exercise other remedies against TRL-2021 and its assets will be under the control of holders representing a majority of the senior class of the outstanding principal balance of the Notes.
TRL-2021 purchased the Railcar Portfolio directly from TILC and from TILC’s affiliate, Trinity Rail Leasing Warehouse Trust (“TRLWT”). Net proceeds received from the railcars acquired in connection with the issuance of the Notes will be used to repay approximately $214.4 million of borrowings under TRLWT’s secured warehouse credit facility and for general corporate purposes.
As noted above, the Notes are solely the obligations of TRL-2021. TILC has, however, entered into certain agreements relating to the transfer of the Railcar Portfolio to TRL-2021 and the management and servicing of TRL-2021's assets. These agreements contain certain representations, undertakings and indemnities customary for asset sellers and service providers in transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 30, 2021	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer